SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 9, 2016

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)(3)  Compensatory Arrangements of Certain Officers

On September 9, 2016, First Financial Northwest Bank (the "Bank"), the financial institution subsidiary of First Financial Northwest, Inc., entered into an amendment to the Executive Supplemental Retirement Plan Participation Agreement ("Agreement") with Joseph W. Kiley  III, who is President, Chief Executive Officer and a director of the Bank.  The Agreement is a nonqualified deferred compensation plan intended to provide supplemental retirement benefits in excess of what can be provided for under the Bank's tax-qualified plans.  The material terms of the Agreement, as amended, are summarized below and a copy of the Agreement is furnished as Exhibit 10.1 hereto and is incorporated herein by reference.

Under the existing Agreement, if Mr. Kiley is employed by the Bank upon attaining age 65, he will qualify for a supplemental retirement benefit. The supplemental retirement benefit is $28,000 per year, payable for 15 years in monthly installments and will commence upon Mr. Kiley’s subsequent termination of employment (subject to a potential six-month delay to comply with Section 409A of the Internal Revenue Code).  In the event Mr. Kiley dies before all supplemental retirement benefit payments are made to him under the Agreement, then the monthly payments will continue to his designated beneficiary for the remainder of the payment term, until a total of 180 monthly payments have been made by the Bank under the Agreement.  If Mr. Kiley is employed by the Bank , but dies before benefits commence, then a $200,000 lump sum death benefit will be paid to Mr. Kiley's designated beneficiaries in lieu of the supplemental retirement benefit.  The terms of the Agreement provide that the lump sum death benefit will be paid within 60 days following Mr. Kiley's death.  Supplemental retirement benefits will be forfeited or suspended under certain circumstances, including termination of employment on account of fraud, dishonesty, embezzlement, or other breach of trust.

The amended Agreement provides, in addition to the foregoing, that Mr. Kiley will receive the supplemental retirement benefit described in the preceding paragraph if, after a change in control and prior to his attaining age 65, he experiences an involuntary termination or voluntarily terminates employment for good reason.   The terms “change in control”, “involuntary termination” and “good reason” have the same meaning as provided for in Mr. Kiley’s employment agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

10.1           Amended Executive Supplemental Retirement Plan Participation Agreement with Joseph W. Kiley III

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: September 12, 2016	By: /s/Richard P. Jacobson
Richard P. Jacobson
Chief Financial Officer